UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2016

LIME ENERGY CO.

(Exact name of registrant as specified in charter)

DELAWARE	001-16265	36-4197337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Gateway Center, 4th Floor, 100 Mulberry Street, Newark, NJ 07102

(Address of principal executive offices)

(201) 416-2575
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of Lime Energy Co. (the “Company”) was held on June 16, 2016 (the “Annual Meeting”). At the Annual Meeting, the holders of the Company’s Common Stock and Series C Preferred Stock (i) elected seven directors to serve a term expiring at the annual meeting of stockholders in 2017; (ii) approved, on an advisory basis, the Company’s executive compensation; (iii) ratified the appointment of CohnReznick, LLP as the Company’s independent registered public accounting firm for the fiscal year 2016; and (iv) approved the 2016 Employee Stock Purchase Plan. The results of the voting were as follows:

1.              To elect seven directors named in the Company’s proxy statement for a one-year term ending at our 2017 annual meeting of stockholders or until their respective successors are duly elected and qualified:

Five directors were elected by the holders of our Common Stock and the holders of our Series C Preferred Stock, voting together as a single class:

				Broker
	For	Withheld	Abstain	Non-Votes
Gregory T. Barnum	6,327,631	5,117	184	1,650,408

Christopher W. Capps	6,327,993	5,755	184	1,650,408

Richard P. Kiphart	6,327,493	5,255	184	1,650,408

Tommy Mike Pappas	6,327,631	5,117	184	1,650,408

C. Adam Procell	6,327,443	5,163	326	1,650,408

Two directors were elected by the holders of the Company’s Series C Preferred Stock:

Andreas Hildebrand	4,166,666	0	0	0

Peter S. Macdonald	4,166,666	0	0	0

2.              To approve, on an advisory basis, the Company’s executive compensation:

For	Against	Abstain	Broker Non-Votes
6,322,519	9,525	888	1,650,408

3.              To ratify the appointment of CohnReznick, LLP as our independent registered public accounting firm for 2016:

For	Against	Abstain
7,917,810	36,228	29,302

4.              To approve the Lime Energy Co. 2016 Employee Stock Purchase Plan:

For	Against	Abstain	Broker Non-Votes
6,323,982	8,570	380	1,650,408

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIME ENERGY CO.

Date: June 22, 2016	By:	/s/ Bruce D. Torkelson
Bruce D. Torkelson
Chief Financial Officer & Treasurer